UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2004

GALEY & LORD, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-20080	56-1593207
(Commission File Number)	(IRS Employer Identification Number)

980 Avenue of the Americas, New York, NY 10008

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code (212) 465-3000

ITEM 5. OTHER EVENTS

On February 2, 2004, Galey & Lord, Inc. (the “Company”) and its direct and indirect domestic subsidiaries (together with the Company, the “Debtors”) filed a third amended proposed plan of reorganization (the “Plan”) with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). On February 10, 2004, the Company issued a press release announcing the confirmation of the Company’s Plan. Both the Plan and press release announcing the confirmation of the Company’s Plan were filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ended December 27, 2003.

On March 5, 2004, the Company issued a press release announcing its emergence from bankruptcy and the appointment of new directors. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c) Exhibits:

99.1	Press Release, dated March 5, 2004

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GALEY & LORD, INC.

By:	/s/ Leonard F. Ferro
Leonard F. Ferro
Vice President

Date: March 9, 2004